Exhibit 99.1

TOPAZ INTERACTIVE, LLC

FINANCIAL STATEMENTS

FOR THE PERIOD SEPTEMBER 16, 2014 (date of inception) THROUGH DECEMBER 31, 2014

Topaz Interactive, LLC

For the Period September 16, 2014 (date of inception)

Through December 31, 2014

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Topaz Interactive, LLC

We have audited the accompanying balance sheet of Topaz Interactive, LLC as of December 31, 2014 and the related statements of operations, and cash flows for the period September 16, 2014 (date of inception) through December 31, 2014.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Topaz Interactive, LLC as of December 31, 2014, and the results of its operations and its cash flows for the period September 16, 2014 (date of inception) through December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

/s/Morison Cogen, LLP
Bala Cynwyd, Pennsylvania
May 20, 2015

TOPAZ INTERACTIVE, LLC

BALANCE SHEET

Assets	December 31, 2014
Current Assets
Cash	$51,369
Accounts receivable, net	332,374
Unbilled revenues	333
Prepaid expenses and other current assets	10,470
Total Current Assets	394,546

Total Assets	$394,546

Liabilities and Shareholders' Equity

Current Liabilities
Accrued Expenses	$16,200
Related party loan	10
Deferred revenue	57,463
Total Current Liabilities	73,673

Total Liabilities	$73,673

Commitment and Contingencies

Members' Equity
Members' Capital	200
Retained earnings	320,673

Members' Equity	320,873

Total Liabilities and Members' Equity	$394,546

The accompanying notes are an integral part of these financial statements

TOPAZ INTERACTIVE, LLC

STATEMENT OF OPERATIONS

FOR THE PERIOD SEPTEMBER 16, 2014 (date of inception)

THROUGH DECEMBER 31, 2014

Revenues	$439,469

Cost of revenues	40,195

Gross margin	399,274

Operating expenses
Selling, general and administrative	35,201
Total operating expenses	35,201

Income from operations	364,073

Rental income	600

Net income	$364,673

The accompanying notes are an integral part of these financial statements

TOPAZ INTERACTIVE, LLC

STATEMENT OF CASH FLOWS

FOR THE PERIOD SEPTEMBER 16, 2014 (date of inception)

THROUGH DECEMBER 31, 2014

Cash Flows From Operating Activities:
Net income	$364,673
Adjustments to reconcile net income to net cash provided by operating activities:
Changes in operating assets and liabilities:
Deferred Revenue	57,463
Accounts receivable	(332,374)
Unbilled revenues	(333)
Prepaid expenses and other current assets	(10,470)
Accounts payable and accrued liabilities	16,200
Net Cash Provided by Operating Activities	$95,159

Cash Flows From Financing Activities:
Contributions from members	210
Distributions to members	(44,000)
Net Cash Used in Financing Activities	$(43,790)

Net change in cash	$51,369

Cash, beginning of period	$-

Cash, end of period	$51,369

The accompanying notes are an integral part of these financial statements

Topaz Interactive, LLC
Notes to the Financial Statements

Note 1	- Organization and Operations

Topaz Interactive LLC (“Topaz”) was established under articles of organization under the laws of the State of Oregon on September 16, 2014 and does business as Storycode. Topaz is headquartered in Portland, Oregon and provides mobile development and creative design services for medium and large businesses.  Topaz creates mobile applications that feature award-winning UX (user experience) and UI (user interface) design working exclusively with the Adobe DPS platform.  Topaz was founded by Katherine Topaz and Jason Porath, accomplished entrepreneurs and technology industry executives who have over 45 years of combined experience in creative and digital marketing.

Note 2	- Significant and Critical Accounting Policies and Practices

The Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application.  Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain.  The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s).

Management bases its estimates on historical experience and on various other assumptions it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities.  Actual results may differ from these estimates and such differences may be material.

Management believes the Company’s critical accounting policies and estimates are those related to revenue recognition, allowances, leases and income taxes.

Fair Value of Financial Instruments

The Company has categorized its financial assets and liabilities measured at fair value into a three level hierarchy in accordance with U.S. GAAP.  Fair value is defined as an exit price, the amount that would be received upon the sale of an asset or paid upon the transfer of a liability in an orderly transaction between market participants at the measurement date.  The degree of judgment utilized in measuring the fair value of assets and liabilities generally correlates to the level of pricing observability.  Financial assets and liabilities with readily available, actively quoted prices or for which fair value can be measured from actively quoted prices in active markets generally have more pricing observability and require less judgment in measuring fair value.  Conversely, financial assets and liabilities that are rarely traded or not quoted have less price observability and are generally measured at fair value using valuation models that require more judgment.  These valuation techniques involve some level of management estimation and judgment, the degree of which is dependent on the price transparency of the asset, liability or market and the nature of the asset or liability.

The three (3) levels of fair value hierarchy are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.
Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.
Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts receivable, unbilled revenues, prepaid expense and other current assets and accounts payable and accrued expenses, approximate their fair values because of the short maturity of these instruments.

Topaz Interactive, LLC
Notes to the Financial Statements

Note 2   - Significant and Critical Accounting Policies and Practices (continued)

The Company’s capital lease liability and notes payable approximate the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements for the years ended December 31, 2014.

Comprehensive Income

The Company allows FASB ASC 220 in reporting comprehensive income.  Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income.  Since the Company has no items of other comprehensive income, comprehensive income is equal to net income.

Cash Equivalents

Cash consists of checking accounts.  The Company considers all highly-liquid investments purchased with an original maturity of three months or less to be cash.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoiced amount, net of an allowance for doubtful accounts.  The Company performs ongoing credit evaluations of its customers and adjusts credit limits based upon payment history and the customer’s current credit worthiness, as determined by the review of their current credit information; and determines the allowance for doubtful accounts based on historical write-off experience, customer specific facts and economic conditions.

Management charges balances off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.  The Company determines when receivables are past due or delinquent based on how recently payments have been received.

Outstanding account balances are reviewed individually for collectability.  The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable.  For the period ended December 31, 2014, there was no allowance for doubtful accounts deemed necessary.  Additionally there were no write-offs of the Company accounts receivables for the period September 16, 2014 (date of inception) through December 31, 2014.

Leases

Lease agreements are evaluated to determine if they are capital leases meeting any of the following criteria at inception: (a) Transfer of ownership; (b) Bargain purchase option; (c) The lease term is equal to 75 percent or more of the estimated economic life of the leased property; (d) The present value at the beginning of the lease term of the minimum lease payments, excluding that portion of the payments representing executory costs such as insurance, maintenance, and taxes to be paid by the lessor, including any profit thereon, equals or exceeds 90 percent of the excess of the fair value of the leased property to the lessor at lease inception over any related investment tax credit retained by the lessor and expected to be realized by the lessor.

If at its inception a lease meets any of the four lease criteria above, the lease is classified by the lessee as a capital lease; and if none of the four criteria are met, the lease is classified by the lessee as an operating lease.

Revenue Recognition

The Company provides its services primarily under time-and-materials contracts.  Revenues earned under time-and-material arrangements are recognized as services are provided.  The Company recognizes revenue from the provision of professional services when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the services have been rendered to the customer, (iii) the sales price is fixed or determinable and (iv) collectability is reasonably assured.  Appropriate allowances for discounts are recorded concurrent with revenue recognition.

For fixed price service arrangements the company applies the proportional performance model to recognize revenue.  When customer acceptance provisions exist, the company is generally able to reliably demonstrate that the service meets, or will meet upon completion, the customer acceptance criteria.  If circumstances exist which prevent the company from verifying compliance with the acceptance provisions until the service has been completed, revenue is not recognized until compliance can be verified.

The Company may record deferred revenue in circumstances where the customer’s contract calls for pre-billing of services. Amounts in deferred revenue are realized when the services are provided and the criteria noted above are met.  As of December 31, 2014 the balance of deferred revenue was $57,463.

Topaz Interactive, LLC
Notes to the Financial Statements

Note 2   - Significant and Critical Accounting Policies and Practices (continued)

Operating Expenses

Our operating expenses encompass selling, general and administrative expenses consisting primarily of compensation and related costs for personnel and costs related to our facilities, finance, human resources, information technology and fees for professional services.  Professional services are principally comprised of outside legal, audit, information technology consulting, marketing and outsourcing services.

Subsequent Events

FASB ASC 855-10 establishes general standards of accounting and disclosures of events that occur after the balance sheet date but before the date the financial statements are available to be issued.  Subsequent events have been evaluated through May 15, 2015, the date that the financial statements were available to be issued.

Income Taxes

A limited liability company is treated like a partnership and is not an income tax paying entity. Instead, the Members are liable for individual federal and state income taxes on their respective shares of the Company’s taxable income or loss.

The Company follows Financial Accounting Standards Board (FASB) Accounting Standards Update No. 2009-06, Income Taxes (Topic 740), Implementation Guidance on Accounting for Uncertainty in Income Taxes and Disclosure Amendment for Nonpublic Entities. FASB Accounting Standards Codification (ASC) 740 prescribes guidance for the financial statement recognition, measurement, and disclosure of uncertain tax positions.  Tax positions must meet a more-likely-than-not recognition threshold. There were no tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will significantly increase or decrease within the next year.  The tax year of 2014 remain subject to examination by major tax jurisdictions.

Note 3	- Commitments and Contingencies

Operating Leases

The Company signed a 36 month lease agreement for its office facilities, commencing December 1, 2014 and expiring on November 30, 2017.  The lease required base monthly rent of $4,885 for months 1-24 and $5,129 for months 25-36.  Rent expense will be recognized on a straight line basis over the term of the lease.

Rent expense for the period September 16, 2014 (date of inception) through December 31, 2014 was $4,885. The annual lease commitment is as follows:

Year Ending December 31
2015	$58,620
2016	58,864
2017	56,422
Total payments	$173,906

Note 4	- Concentrations and Credit Risks

Revenues

For the period September 16, 2014 (date of inception) through December 31, 2014, the Company had one customer that accounted almost 100% of the Company’s total revenues.

Accounts Receivable

For the periods ended December 31, 2014, the Company had approximately 91% of its accounts receivable balance held by five customers, respectively.  During the periods ended December 31, 2014, the Company had two customers accounting for more than 10% each of its accounts receivables balances, respectively.

Topaz Interactive, LLC
Notes to the Financial Statements

Note 5	– Subsequent Events

On March 4, 2015 the Company entered into and consummated a Securities Purchase Agreement (the “SPA”) with 6D Global Technologies, Inc., (“6D Global”) to sell all of issued and outstanding membership interests (the “Interests”) of the Company.

In consideration for the Interests, 6D Global paid the members of the company: cash in the amount of $300,000; an additional $300,000 paid in escrow to be earned by the members upon the one year anniversary of their employment; an aggregate of 300,000 shares of 6D Global’s common stock; and additional, potential earn out shares of 6D Global’s common stock based on the Company’s financial performance for the three years following the closing of the acquisition.  6D Global also agreed to employment agreements with Ms. Topaz and Mr. Porath, the Company’s members.